Notice of Guaranteed Delivery
                 for Tender of Any and All of the Outstanding
                           8.25% Capital Securities
               (Liquidation Amount $1,000 per Capital Security)
                                       of
                             FCB/SC Capital Trust I
             Fully and Unconditionally Guaranteed by First Citizens
                     Bancorporation of South Carolina, Inc.

     This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Exchange Offer (as defined below) if (i) certificates for the Issuer Trust's (as defined below) 8.25% Capital Securities issued on March 24, 1998 (the "Old Capital Securities") are not immediately available, (ii) Old Capital Securities, the Letter of Transmittal and all other required documents cannot be delivered to Bankers Trust Company (the "Exchange Agent") on or prior to 5:00 p.m., New York City time, on the Expiration Date (as defined in the Prospectus referred to below) or (iii) the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand, overnight courier or mail, or transmitted by facsimile transmission, to the Exchange Agent on or prior to the Expiration Date. See "The Exchange Offer -- Procedure for Tendering Old Capital Securities" in the Prospectus.

     Capitalized terms used but not defined herein have the meanings given them in the Prospectus.

                 The Exchange Agent for the Exchange Offer is:

                             Bankers Trust Company


          By Mail:                                By Hand:                  By Overnight Mail:
     BT Services Tennessee, Inc.            Bankers Trust Company        BT Services Tennessee, Inc.
   Corporate Trust and Agency Group   Corporate Trust and Agency Group   Corporate Trust and Agency Group
            Reorganization Unit          Receipt and Delivery Window            Reorganization Unit
              P.O. Box 292737         123 Washington Street, 1st Floor        648 Grassmere Park Road
        Nashville, TN 37229-2737             New York, NY 10006                 Nashville, TN 37211

                             For Information Call:
                                (800) 735-7777
                            Confirm: (615) 835-3572
                           Facsimile: (615) 835-3701


     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:


     The undersigned hereby tenders to FCB/SC Capital Trust I, a Delaware business trust (the "Issuer Trust"), upon the terms and subject to the conditions set forth in the Prospectus dated September 14, 1998 (as the same may be amended or supplemented from time to time, the "Prospectus"), and the related Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of which is hereby acknowledged, the aggregate Liquidation Amount of Old Capital Securities set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer -- Procedure for Tendering Old Capital Securities."

     All authority herein conferred or agreed to be conferred in this Notice of Guaranteed Delivery shall survive the death, incapacity or dissolution of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, personal representatives, trustees in bankruptcy, legal representatives, successors and assigns of the undersigned.

                            Liquidation Amount Tendered:$______________________

                            Name(s) of Registered Holder(s):___________________

                            ___________________________________________________


                            Certificate No(s)(if available):___________________

                            ___________________________________________________

                            Total Liquidation Amount represented by
                            Old Capital Securities Certificate(s):

                            $__________________________________________________

                            PLEASE SIGN HERE:

                            ___________________________________________________

                            ___________________________________________________

                            (Signature(s) of Owner(s) or Authorized Signatory)

                            Date:________________________________________, 1998

                            Area code and telephone number:____________________


   If Old Capital Securities will be tendered by book-entry transfer, provide the following information:

                            DTC Account Number:________________________________

                            Transaction Number:________________________________

     Must be signed by the holder(s) of the Old Capital Securities exactly as their name(s) appear(s) on certificate(s) for the Old Capital Securities or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by an attorney-in-fact, executor, administrator, trustee, guardian, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth the signer's full title. Please print name(s) and address(es)

                          Names:_______________________________________________

                                _______________________________________________

                                _______________________________________________

                          Capacity:____________________________________________

                          Address:_____________________________________________

                                  _____________________________________________

                                  _____________________________________________


              THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

                             GUARANTEE OF DELIVERY
                   (Not to be used for signature guarantee)

     The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker, municipal securities dealer, government securities broker or government securities dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association recognized program (each of the foregoing being referred to as an "Eligible Institution"), hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, either the Old Capital Securities tendered hereby in proper form for transfer, or confirmation of the book-entry transfer of such Old Capital Securities to the Exchange Agent's account at The Depository Trust Company ("DTC") pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letter(s) of Transmittal (or facsimile thereof) and any other required documents within five (5) New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

     The undersigned acknowledges that it must deliver the Letter(s) of Transmittal (or facsimile thereof) and the Old Capital Securities tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

                            Name of Firm________________________________________

                            Authorized Signature________________________________

                            Name:_______________________________________________

                            Address:____________________________________________
                                             (Please Type or Print)

                            Title:______________________________________________

                            Date:_______________________________________________

                            Area code and telephone number______________________


NOTE: DO NOT SEND CERTIFICATES FOR OLD CAPITAL SECURITIES WITH THIS NOTICE OF
     GUARANTEED DELIVERY. ACTUAL SURRENDER OF OLD CAPITAL SECURITIES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.